UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2012

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 3, 2012, the board of directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “General Partner”), the general partner of Mack-Cali Realty, L.P., approved the recommendations and ratified the determinations of the Executive Compensation and Option Committee of the Board of Directors and authorized the General Partner to:

(1)                                 based upon the Executive Compensation and Option Committee’s evaluation of the General Partner’s performance in 2012:

(a)                                 enter into restricted share award agreements, effective December 3, 2012, with each of Mitchell E. Hersh, Barry Lefkowitz and Roger W. Thomas, pursuant to which Messrs. Hersh, Lefkowitz and Thomas were issued 25,000, 10,455 and 6,818 shares of restricted common stock, respectively, pursuant to the General Partner’s 2004 Incentive Stock Plan.  These shares of restricted common stock are fully vested upon issuance and will be subject to a six month restriction prohibiting the restricted common stock from being sold, assigned, transferred, gifted or otherwise disposed of, mortgaged, pledged or otherwise hypothecated.

(b)                                 grant cash bonuses, for fiscal year 2012, to Messrs. Hersh, Lefkowitz and Thomas of $1,000,000, $505,000 and $400,000, respectively.

(c)                                  declare to be fully vested as of January 1, 2013: 25,155, 10,481 and 5,241 shares of restricted common stock granted to Messrs. Hersh, Lefkowitz and Thomas, respectively, pursuant to restricted share award agreements dated September 12, 2007, all of which are due to vest on January 1, 2013, and make the attendant tax gross-up payments to such executive officers as soon as practicable following the vesting of such shares of restricted common stock that are contractually required under the Tax Gross-Up Agreements dated September 12, 2007 between the General Partner and such executive officers.

(2)                                 maintain the annual base salaries of Messrs. Hersh, Lefkowitz and Thomas of $1,050,000, $420,000 and $370,000, respectively, for 2013.

The form of restricted share award agreement between the General Partner and each of its executive officers described in item (1)(a) herein above is filed herewith as Exhibit 10.1.

Item 8.01                                           Other Events.

On December 3, 2012, the Board of Directors of the General Partner approved the recommendations and ratified the determinations of the Executive Compensation and Option Committee of the Board of Directors and authorized the General Partner to:

(1)                                 increase the annual compensation paid to non-employee members of the Board of Directors from $50,000 to $60,000;

(2)                                 maintain the annual compensation paid to the chairs of the Audit Committee and the Executive Committee of the Board of Directors at $15,000;

(3)                                 increase the annual compensation paid to the chairs of the Executive Compensation and Option Committee and the Nominating and Corporate Governance Committee of the Board of Directors from $10,000 to $15,000;

(4)                                 maintain the compensation paid to non-employee members of the Board of Directors for attendance at, or telephonic participation in, meetings of the Board of Directors or any committee thereof at $1,500 per meeting.

(5)                                 grant to each non-employee member of the Board of Directors restricted common stock awards, no later than December 31, 2012, pursuant to the General Partner’s 2004 Incentive Stock Plan in an amount equal to 3,165 shares of the General Partner’s common stock. The restricted common stock granted to the non-employee members of the Board of Directors will vest on January 1, 2014.

A form of restricted share award agreement, effective December 3, 2012, entered into with each non-employee director is filed as exhibit 10.2 herewith.

IItem 9.01                                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement effective December 3, 2012 by and between Mack-Cali Realty Corporation and each of Mitchell E. Hersh, Barry Lefkowitz and Roger W. Thomas.

10.2

Form of Restricted Share Award Agreement effective December 3, 2012 by and between Mack-Cali Realty Corporation and each of William L. Mack, Alan S. Bernikow, Kenneth M. Duberstein, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Dr. Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: December 5, 2012	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: December 5, 2012	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement effective December 3, 2012 by and between Mack-Cali Realty Corporation and each of Mitchell E. Hersh, Barry Lefkowitz and Roger W. Thomas.

10.2

Form of Restricted Share Award Agreement effective December 3, 2012 by and between Mack-Cali Realty Corporation and each of William L. Mack, Alan S. Bernikow, Kenneth M. Duberstein, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Dr. Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg.